UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

Warner Chilcott Holdings Company III, Limited
(Exact name of registrant as specified in its charter)

Commission File Number: 333-126660

Bermuda	36215
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 Enterprise Drive
Rockaway, New Jersey 07866
(Address of principal executive offices, including zip code)

(973) 442-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On June 23, 2006, Warner Chilcott Company, Inc. (“WCCI”), a wholly owned subsidiary of Warner Chilcott Holdings Company III, Limited (“Holdings III”) issued a press release announcing its receipt of a Paragraph IV Certification Notice from Watson Laboratories, Inc. advising of the filing of an Abbreviated New Drug Application (“ANDA”) for the generic version of WCCI’s Loestrin® 24 Fe product. A copy of Holding III’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

On June 29, 2006, WCCI announced that LEO Pharma, the owner of the patent for Dovonex®, received a Paragraph IV Certification Notice from Hi-Tech Pharmacal Co. Inc., as set forth in a press release, which is furnished as Exhibit 99.2 hereto and incorporated herein by reference. The Paragraph IV Certification Notice is in connection with the filing of an ANDA for the generic version of Dovonex®, which is exclusively marketed and sold by WCCI in the United States.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued June 23, 2006 by Warner Chilcott Company, Inc.
99.2	Press Release issued June 29, 2006 by Warner Chilcott Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:	/s/ Paul Herendeen

	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: June 29, 2006